As filed with the Securities and Exchange Commission on April 2, 1998
                                                Registration No. 33-___________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        LORONIX INFORMATION SYSTEMS, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)


               NEVADA                                 33-0248747
      ------------------------                    --------------------
      (STATE OF INCORPORATION)           (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


                                820 AIRPORT ROAD
                            DURANGO, COLORADO 81301
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 1992 STOCK PLAN
                             (FULL TITLE OF THE PLAN)



                                JONATHAN C. LUPIA
                             CHIEF FINANCIAL OFFICER
                        LORONIX INFORMATION SYSTEMS, INC.
                                820 AIRPORT ROAD
                             DURANGO, COLORADO 81301
                                 (970) 259-6161
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                                   COPIES TO:
                           HENRY P. MASSEY, JR., ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300

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

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
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                                          PROPOSED     PROPOSED
TITLE OF EACH CLASS OF      MAXIMUM        MAXIMUM      MAXIMUM
      SECURITIES            AMOUNT        OFFERING     AGGREGATE     AMOUNT OF
         TO BE               TO BE          PRICE       OFFERING    REGISTRATION
      REGISTERED          REGISTERED      PER SHARE      PRICE         FEE*
--------------------------------------------------------------------------------
 Common Stock
    ($0.001 par value)
    Options to be
    issued under 1992
    Stock Plan .......     250,000(1)     $1.672      $418,000(2)     $123
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

 * Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee.

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of additional shares authorized to be issued under the 1992 Stock Plan. A total of 1,300,000 shares have been reserved for issuance under the 1992 Stock Plan, 250,000 shares of which are being registered hereby.

(2) Calculated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the total registration fee. The computation is based upon the average of the high and low trading prices of the Common Stock as reported on The Nasdaq National Market on March 30, 1998, because the price at which the options to be granted in the future may be exercised is not currently determinable.

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                                      -2-

                         LORONIX INFORMATION SYSTEMS, INC.
                        REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INFORMATION INCORPORATED BY REFERENCE

          The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) Registrant's latest annual report dated December 31, 1997 filed with the Commission on March 18, 1998 pursuant to Section 13(a) under the Exchange Act of 1934, as amended (the "Exchange Act") which contains audited financial statements for the Registrant's latest fiscal year ended December 31, 1997 for which such statements have been filed.

     (b)  Not Applicable.

     (c) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated August 17, 1994, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          The Company hereby incorporates by reference in this Registration Statement the contents of the Company's Registration Statement on Form S-8 (Registration Nos. 33-93730 and 333-06165).

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Registrant's Articles of Incorporation limit, to the maximum extent permitted by Section 78.751 of Nevada General Corporation Law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors or officers (other than liabilities arising from acts or omissions which involve intentional misconduct, fraud or knowing violations of law or the payment of distributions in violation of Section 78.300 of Nevada General Corporation
Law). The Articles of Incorporation provide further that the Company shall indemnify to the fullest extent permitted by Nevada General Corporation Law any person made a party to an action or proceeding by reason of the fact that such person was a director, officer, employee or agent or the Company. Subject to the Company's Articles of Incorporation, the Bylaws provide that the Company shall indemnify directors and officers for all costs reasonably incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his or her being an officer or director of the Company, except where such director or officer is finally adjudged to have been derelict in the performance of his or her duties as such director or officer.

          The Registrant has entered into separate indemnification agreements with its directors and officers. These agreements require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Registrant) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' liability insurance if available on reasonable terms. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. The Registrant believes that its Restated Articles of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.


ITEM 8.   EXHIBITS

          Exhibit
          Number                        Document
          -------   -----------------------------------------------------------

           5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered.

          23.1      Independent Auditors' Consent.

          23.2      Consent of Counsel (See Exhibit 5.1)

          24.1      Power of Attorney (See Page 7).

ITEM 9:   UNDERTAKINGS

          (A)  The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to Nevada General Corporation Law, the Restated Articles of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant, Loronix Information Systems, Inc., a corporation organized and existing under the laws of the State of Nevada, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durango, State of Colorado, on this 25th day of March, 1998.

                                   LORONIX INFORMATION SYSTEMS, INC.



                                   By:  /s/ Jonathan C. Lupia
                                        ---------------------------------------
                                         Jonathan C. Lupia
                                         Chief Financial Officer

                                  POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Jankowski and Jonathan C. Lupia, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



           SIGNATURE                              TITLE                           DATE
           ---------                              -----                           ----
/s/ Edward Jankowski              Chairman of the Board, President and     February 28, 1998
----------------------------      Chief Executive Officer
   (Edward Jankowski)


/s/ Jonathan C. Lupia             Chief Financial Officer                  February 28, 1998
----------------------------
   (Jonathan C. Lupia)


/s/ Louis E. Colonna              Director                                 February 27, 1998
----------------------------
   (Louis E. Colonna)


/s/ George M. Duffy               Director                                 February 28, 1998
----------------------------
   (George M. Duffy)


/s/ C. Rodney Wilger              Director                                 February 28, 1998
----------------------------
   (C. Rodney Wilger)


/s/ Don W. Stevens                Director                                 February 26, 1998
----------------------------
   (Don W. Stevens)
